                             TITLE PLANT LEASE AGREEMENT


     THIS TITLE PLANT LEASE AGREEMENT (the "Lease") is entered into this 1st day of August, 1997, by and between FIDELITY NATIONAL TITLE INSURANCE COMPANY, a California corporation ("Lessor") and FIDELITY TITLE AGENCY OF SPRINGFIELD, INC., a Missouri corporation ("Lessee") with reference to the following facts and circumstances.

                                       RECITALS

     A. Lessor is the owner of a particular title plant data base (the "Title Plant") more particularly described in Exhibit "A" attached hereto and made a part hereof, covering real property located in the County of Greene, Missouri.

     B. Lessee is engaged in the business of operating as a title agency in the State of Missouri and desires to use and lease the Title Plant from Lessor, and Lessor desires to lease the Title Plant to Lessee, subject to the terms and conditions of this Lease.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises set out below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                          ARTICLE 1:   LEASE OF TITLE PLANT

     1.1    LEASE OF TITLE PLANT.   Lessor hereby leases and assigns to
Lessee, and Lessee leases from Lessor, Lessor's interest in the Title Plant described in attached Exhibit "A," subject to the terms and conditions contained hereinbelow.

     1.2    TERM OF LEASE.   Unless sooner terminated as set forth in the
Lease, the term of this Lease shall be for a period of ten (10) years commencing on August 1, 1997, and expiring on July 31, 2007.

     1.3    RENTAL PAYMENTS.   For each year during the term of this Lease,
Lessee shall make consecutive annual rental payments to Lessor in the amount of Forty-Eight Thousand and No/100 Dollars ($48,000.00) each, payable as follows: Lessor shall retain as rental due hereunder a portion of the Compensation remitted to Lessor by Lessee pursuant to the terms of the Issuing Agency Agreement ("Agency Agreement") of even date herewith entered into between Lessor and Lessee, up to a maximum amount of $48,000.00 per year.

     1.4    OWNERSHIP OF TITLE PLANT.   This Lease constitutes a lease or
bailment of the Title Plant and not a sale or the creation of a security interest therein. During the term of this Lease, Lessee shall not have, or at any time acquire, any right, title or interest in the Title Plant except the right to possession and use as provided for in this Lease. Lessor shall at all times be the sole owner of the Title Plant. In the event that Lessee exercises its option to purchase as provided in Section 6.2 below, title to the Title Plant shall pass upon the expiration of the term of this Lease.

                   ARTICLE 2:   USE AND MAINTENANCE OF TITLE PLANT

     2.1    USE OF TITLE PLANT.   Lessee shall have the absolute right of
use, possession and control of Lessor's interest in the Title Plant during the term of this Lease. Lessee shall be solely responsible for all expenses and other charges incurred in connection with the use and operation of the Title Plant during the term of this Lease.

     2.2    MAINTENANCE OF TITLE PLANT.   Lessee shall assume all obligation
and liability with respect to the possession of the Title Plant, and for its use, operation, condition and storage during the term of the Lease. Lessee shall not be obligated to update or keep the Title Plant posted with current title/recording information during the term of this Lease. Lessor shall not be under any liability or obligation in any manner to provide service, maintenance, or updates for the Title Plant. All installations, replacements and substitutions of any portion of the Title Plant shall constitute accessions and shall become part of the Title Plant and shall be owned by Lessor.

     2.3    DISCLAIMERS OF WARRANTIES.   LESSOR MAKES NO REPRESENTATIONS OR
WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ACCURACY OR COMPLETENESS OF THE TITLE PLANT OR THE INFORMATION CONTAINED IN THE TITLE PLANT, AND SPECIFICALLY DENIES ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     2.4    NO UNAUTHORIZED USE.   Lessee shall make no reproductions of the
Title Plant or use or permit use of the information obtained from it except to conduct its own title agency business as to specific orders and as to specific parcels of real property and to provide usual customer service. To the best of Lessor's knowledge, no reproduction of the Title Plant exists as of the date of this Agreement. No part of the Title Plant shall be removed from the premises of Lessee during the term of the Lease without the prior approval of Lessor, which approval shall not be unreasonably withheld.

     2.5    LESSOR'S RIGHT OF INSPECTION.   Lessor, at its discretion during
Lessee's regular business hours and with 24 hours' prior notice to Lessee, shall have the right to enter the premises where the Title Plant is located for the purpose of inspection.

     2.6    NO ENCUMBRANCES OR LIENS.   Lessee shall not pledge, encumber,
create a security interest in, or permit any lien to become effective against the Title Plant or Lessor's interest therein. If any of these events occurs, Lessee shall be deemed to be in default at the option of Lessor. Lessee shall promptly notify Lessor of any liens, charges or other encumbrances of which Lessee has knowledge. Lessee shall promptly pay or satisfy any obligation from which any lien or encumbrance arises, and shall otherwise keep the property and all right, title and interest free and clear of all liens, charges and encumbrances. Lessee shall deliver to Lessor appropriate satisfaction, waivers or evidence of payment.

                         ARTICLE 3:   TAXES AND OTHER CHARGES

     3.1    TAXES.   Lessee shall be liable for and pay on or before their
due dates, all sales taxes, use taxes, personal property taxes, and assessments or other direct taxes or governmental charges imposed on the Title Plant or levied against, or based on, the amount of rent to be paid under the Lease or assessed in connection with the Lease. Lessee shall promptly notify Lessor and send Lessor copies of any notices, reports and inquiries from taxing authorities concerning delinquent taxes, fees or other charges received or assessments received by Lessee.

     3.2    OTHER CHARGES.   Lessee shall be liable for any fees for
licenses, registrations, permits and other certificates as may be required for the lawful operation of the Title Plant.

                      ARTICLE 4:   INDEMNIFICATION AND LIABILITY

     4.1    ALL LIABILITY ASSUMED BY LESSEE.   Lessee assumes all risks and
liabilities arising from the use, operation, or storage of the Title Plant during the term of this Lease.

     4.2    RISK OF LOSS.   No loss, theft, damage or destruction of the
Title Plant shall relieve Lessee of the obligation to pay rent or any other obligation incurred by Lessee under this Lease, and this Lease shall remain in full force and effect. Lessee shall promptly notify Lessor in writing of such loss, theft, damage or destruction of the Title Plant.

     4.3    INDEMNITY.   Lessee shall indemnify, defend and hold harmless
Lessor, its officers, directors, agents and employees from all claims, actions, losses or damages resulting from or arising out of the use, operation, or storage of the Title Plant or because of the failure of Lessee to perform any of the Lease terms.

     4.4    INSURANCE.   Lessor agrees at its own cost and expense to
maintain in full force and effect during the term of this Lease comprehensive, fire, theft and additional combined insurance coverage of the Title Plant.

                              ARTICLE 5:   DEFAULT

     5.1    EVENTS OF DEFAULT.   Lessor, at its option, may by written notice
to Lessee declare Lessee in default on the occurrence of any of the following events:

            (A) Failure by Lessee to make payments or perform any of its obligations under this Lease or under the Agency Agreement;

            (B) Institution by or against Lessee of any proceeding in bankruptcy or insolvency, or the reorganization of Lessee under any law, or the appointment of a receiver or trustee for the assets of Lessee, or any assignment by Lessee for the benefit of creditors; or

            (C) Involuntary transfer of Lessee's interest in the Lease by operation of law.

     5.2    LESSOR'S RIGHTS AND REMEDIES.   Upon the default by Lessee as
provided above, Lessor shall have the following rights and remedies:

            (A) To terminate the Lease and Lessee's rights under the Lease; and

            (B) To repossess the Title Plant, as updated by Lessee pursuant to section 5.3 below, without legal process free of all rights of Lessee in and to the Title Plant. Lessee authorizes Lessor or Lessor's agent to enter on any premises where the Title Plant is located and repossess and remove it. Lessee specifically waives any right or action Lessee might otherwise have arising out of the entry and repossession, and releases Lessor from any claim for trespass or damage caused by reason of the entry, repossession or removal.

     5.3    LESSEE'S OBLIGATIONS UPON DEFAULT.   In the event of its default
hereunder, Lessee shall reimburse Lessor for all reasonable expenses of repossession of the Title Plant and enforcement of Lessor's rights and remedies, together with interest thereon at the legal rate until paid, and reasonable attorneys' fees incurred. In addition, and upon its default hereunder, Lessee shall promptly, at its sole expense, cause the Title Plant to be updated and brought current to the date of termination of the Lease. Until such time as the Lessee has completed the update of the Title Plant, Lessee shall provide Lessor and its agents and employees access to and the right to use in the ordinary course of their business, at all reasonable times, the title plant owned and kept current by Lessee (the "Hogan Title Plant").

     5.4    REMEDIES CUMULATIVE.   The remedies of Lessor shall be cumulative
to the extent permitted by law, and may be exercised partially, concurrently or separately. The exercise of one remedy shall not be deemed to preclude the exercise of any other remedy.

     5.5    EFFECT OF FORBEARANCE.   No failure on the part of Lessor to
exercise any remedy or right and no delay in the exercise of any remedy or right shall operate as a waiver. No single or partial exercise by Lessor of any remedy or right shall preclude any other or further exercise of that remedy or right or the exercise of any other rights or remedies. No forbearance by Lessor to exercise any rights or privileges under this Lease shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. Acceptance by Lessor of rent or other payments made by Lessee after default shall not be deemed a waiver of Lessor's rights and remedies arising from Lessee's default

                     ARTICLE 6:   EXPIRATION OF TERM; TERMINATION

     6.1    RETURN OF TITLE PLANTS .   Upon the expiration of the term of
this Lease, and provided Lessee has not exercised its option to purchase as provided below, Lessee shall return the Title Plant to Lessor, together with all accessions, free from all damage and in the same condition and appearance as when received by Lessee, allowing for ordinary wear and tear. If Lessee fails or refuses to return the Title Plant to Lessor upon the expiration of the term, Lessor shall have the right to take possession of the Title Plant and for that purpose to enter any premises where the Title Plant is located without being liable in any suit, action, defense or other proceeding to Lessee.

     6.2    OPTION TO PURCHASE.

            6.2.1   GRANT OF OPTION.   Lessor hereby grants to Lessee the
exclusive option to purchase Lessor's interest in the Title Plant at the price and under the terms and conditions set forth herein.

            6.2.2   CONSIDERATION FOR OPTION.   Concurrently with the
execution of this Lease, Lessee has paid to Lessor valuable consideration, the receipt and adequacy of which are hereby acknowledged, for the option. No consideration shall be applied to or credited against the purchase price of the Title Plant interest if the option granted hereunder is exercised.

            6.2.3   OPTION PERIOD.   This option will commence upon execution
of the Lease and shall expire on the last day of the term of the Lease (the "Option Term").

            6.2.4   EXERCISE OF OPTION.   Provided Lessee is not in default
under this Lease, this option may be exercised by Lessee's delivering to Lessor before the expiration of the Option Term written notice of the exercise ("Exercise Notice"), which shall state that the option is exercised without condition or qualification.

            6.2.5   PURCHASE PRICE.   The purchase price of the Title Plant
interest upon the exercise of the Option shall be calculated as One and No/100 Dollar ($1.00).

            6.2.6   CONSUMMATION OF PURCHASE .   In the event Lessee delivers
the Exercise Notice and has paid all rental due under this Lease, Lessee shall have ten (10) business days following expiration of the term of the Lease to consummate the purchase of Lessor's interest in the Title Plant ("Closing Period."). If Lessee fails to consummate the purchase within the Closing Period, the right to purchase the Lessor's interest in the Title Plant shall be terminated. After the termination, Lessor shall be free to enter into an agreement for the sale of its interest in the Title Plant with a third party on whatever terms Lessor may choose to accept without further obligation under this Lease.

     6.3 TERMINATION WITHOUT CAUSE. This Lease may be terminated by Lessor at any time without cause upon thirty (30) days' written notice to Lessee, provided that Lessor simultaneously elects to terminate the Agency Agreement. In the event Lessor elects to terminate the Lease and the Agency Agreement pursuant to this section, and provided Lessee is not in default under the terms of the Lease or the Agency Agreement, Lessee shall have the option to purchase the Title Plant for a purchase price equal to the remaining balance of rental installments scheduled under the Lease prior to its termination hereunder. Lessee shall exercise this option, if at all, by delivering to Lessor no later than five (5) business days prior to the date of termination written notice of the exercise ("Termination Exercise Notice"), which shall state that the option is exercised without condition or obligation. In the event Lessee exercises this option, Lessee shall have five (5) business days following the date of termination to close this purchase transaction by tendering to Lessor a fully executed promissory note, in a form prepared by Lessor, payable to the order of Lessor in a principal amount equal to the purchase price. The note shall provide for annual payments of $48,000.00 each over a term equal to the term of the Lease remaining as of the date of termination. If Lessee fails to timely tender the executed promissory note, Lessor shall be free to sell the Title Plant to a third party on whatever terms Lessor may choose to accept without further obligation under this Lease.

                           ARTICLE 7:   GENERAL PROVISIONS

     7.1    ASSIGNMENT OR SUBLETTING BY LESSEE.   Lessee shall not
voluntarily assign this Lease, or assign an interest in the Lease or in the Title Plant, or sublet the Title Plant, without the express written consent of Lessor.

     7.2    SEVERABILITY.   The invalidity of any provision of this Lease as
determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

     7.3    ATTORNEY FEES.   In any litigation, arbitration or other
proceeding by which one party either seeks to enforce its rights under this Lease (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Lease, the prevailing party shall be awarded reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

     7.4    NOTICE.

            (A) All notices, requests, demands or other communications under this Lease shall be in writing. Notice shall be sufficiently given for all purposes as follows:

                    (1)  PERSONAL DELIVERY.   When personally delivered to
the recipient.  Notice is effective on delivery.

                    (2)  FIRST-CLASS MAIL.   When mailed first class to the
last address of the recipient known to the party giving notice. Notice is effective three (3) mail delivery days after deposit in a U.S. Postal Service office or mailbox.

                    (3)  CERTIFIED MAIL.   When mailed certified mail, return
receipt requested.   Notice is effective on receipt, if delivery is confirmed
by a return receipt.

                    (4)  FACSIMILE TRANSMISSION.   When sent by fax to the last
fax number known to the party giving notice. Notice is effective on receipt, provided that a duplicate copy of the notice is promptly given by first-class or certified mail or by overnight delivery.

     Addresses for purpose of giving notice are as follows:
     LESSOR:
     Fidelity National Title Insurance Company
     17911 Von Karman Avenue, Suite 300
     Irvine, California   92614
     Attn:   Frank Willey, Esq.
     FAX:   (714) 622-4116

     LESSEE:
     Fidelity Title Agency of Springfield, Inc.
     921 Boonville
     Springfield, Missouri 65802
     Attn: __________________
     FAX: (___) ___-____

            (B) Any party may change its address or fax number by giving the other party notice of the change in any manner permitted by this Lease.

     7.5    MODIFICATION.   This Lease may be supplemented, amended, or
modified only by the mutual agreement of the parties. No supplement, amendment or modification of this Lease shall be binding unless it is in writing and signed by both parties.

     7.6    ENTIRE AGREEMENT.   This Lease constitutes the final, complete and
exclusive statement of the terms of the agreement between the parties pertaining to the leasing of the Title Plant and supersedes all prior and contemporaneous understandings or agreements of the parties.

     7.7    TIME OF THE ESSENCE.   Time is of the essence in respect to all
provisions of this Lease that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Lease.

     7.8    WAIVER.   No waiver of a breach, failure of any condition, or any
right or remedy contained in or granted by the provisions of this Lease shall be effective unless it is in writing and signed by the party waiving the breach, failure, right or remedy. No waiver of any breach, failure, right or remedy shall be deemed a waiver of any other breach, failure, right or remedy whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

     7.9    NECESSARY ACTS, FURTHER ASSURANCES.   The parties shall at their
own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Lease.

     7.10   CHOICE OF LAW.   This Lease, and any dispute arising from the
relationship between the parties to this Lease, shall be governed by and construed in accordance with the laws of the State of Missouri.

     7.11   SUCCESSORS.   This Lease shall be binding upon and shall inure to
the benefit of the parties hereto and their successors and assigns.

     7.12   WORD USAGE.   Unless the context clearly requires otherwise, (a)
the plural and singular numbers shall each be deemed to include the other;
(b) the masculine, feminine and neuter genders shall each be deemed to include the others; (c) "shall," "will," or "agrees" are mandatory, and "may" is permissive; (d) "or" is not exclusive; and (e) "includes" and "including" are not limiting.

     7.13   HEADINGS.   The headings in this Lease are included for
convenience only and shall neither affect the construction or interpretation of any provision in this Lease nor affect any of the rights or obligations of the parties to this Lease.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.

     LESSOR:                                LESSEE:

FIDELITY NATIONAL TITLE                     FIDELITY TITLE AGENCY OF
INSURANCE COMPANY                           SPRINGFIELD, INC.


By:                                         By:
   -----------------------------               -----------------------------

Title:                                      Title:
      ---------------------------                 --------------------------

                       EXHIBIT A TO TITLE PLANT LEASE AGREEMENT


                              DESCRIPTION OF TITLE PLANT